Exhibit 31.3

CERTIFICATION

I, Tuan Ha-Ngoc, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of AVEO Pharmaceuticals, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 1, 2011

/s/ Tuan Ha-Ngoc
Tuan Ha-Ngoc
Chief Executive Officer